SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 3, 2014 (June 30, 2014)

China Carbon Graphite Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-114564	98-0550699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification no.)

c/o Xinghe Xingyong Carbon Co., Ltd. 787 Xicheng Wai Chengguantown Xinghe County Inner Mongolia, China
(Address of Principal Executive Offices)

(Zip Code)

(+86) 474-7209723
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 30, 2014, the registrant held a special meeting of shareholders.  Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each such matter.

1.
To approve the sale of the registrant’s graphite raw material and electrode manufacturing business (the “Business”), through the sale of all of the contractual rights and obligations that Xinghe Yongle Carbon Co., Ltd. has under a series of agreements that it entered into with Xinghe Xingyong Carbon Co., Ltd. and its shareholders, to Messrs. Dengyong Jin and Benhua Du (the “Purchasers”) as contemplated by the asset purchase agreement between the registrant and Purchasers, dated as of June 10, 2014.

For	Against	Abstentions
18,726,579	191,473	5,670

2.
To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to sell the Business.

For	Against	Abstentions
18,711,579	205,473	6,670

Pursuant to the foregoing votes, each of the above matters was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA CARBON GRAPHITE GROUP, INC.
Date:July 3, 2014	(Registrant)

	By:	/s/ Donghai Yu
Donghai Yu
Chief Executive Officer